UNCONDITIONAL CORPORATE GUARANTY

     FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, and in consideration of the sale of certain assets pursuant to the terms of a Purchase and Sale of Assets Agreement of even date herewith by City-Guide, ISP, Inc., a Florida corporation ("Seller") to Titan Hosting, Inc. a Delaware corporation, MegaMedia Networks, Inc., a Delaware corporation ("Guarantor") does hereby covenant and agree as follows:

1. Guarantor hereby irrevocably and unconditionally guarantees to Seller: (a) the prompt payment to Seller when due of the indebtedness evidenced by a certain Promissory Note (the "Note") made by Corporation as Maker in favor of Seller and delivered simultaneously herewith, a copy of which Note is attached hereto as Exhibit "A"; (b) the performance by Corporation of the terms, conditions, covenants, stipulations and agreements contained in the Note and in any extensions, renewals or modifications thereof, and (c) the performance by the Corporation of all obligations under a Security Agreement and Sublease of even date, copies of which are attached as Exhibits "B" and "C", respectively.

2. Guarantor agrees to indemnify Seller and save Seller harmless from and against all reasonable costs, expenses and attorney's fees that may be incurred by Seller in connection with the collection or enforcement of the Note, Security Agreement and/or Sublease.

3. Seller may extend, modify or postpone the time and manner of payment of the Note, make advances and disbursements under the Note, release or modify Seller's interest in collateral all without consent of the Guarantor and without thereby releasing, discharging or diminishing Seller's rights and remedies against the Guarantor hereunder.

4. This Guaranty shall terminate when the Note has been paid in full and the Sublease fully performed, including any extensions, renewals and modifications thereof. When such conditions have been met, the Seller will, upon request, furnish written cancellation of this Guaranty.












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5.   This Guaranty  shall inure to the benefit of Seller and its  successors and assigns and shall bind Guarantor, its successors and assigns. This Guaranty shall be construed in accordance with the laws of the State of Florida.

          IN WITNESS WHEREOF, Guarantor has executed this Guaranty at Tampa, Florida this 14th day of April 2000.



GUARANTOR:

MegaMedia Networks, Inc.
A Delaware corporation

By:

PRINT NAME  STEPHEN H. NOBLE,III A/K/A STEVE NOBLE
AND STEVEN NOBLE

Its: CHIEF FINANCIAL OFFICER




STATE OF FLORIDA               )
COUNTY OF HILLSBOROUGH         )

     The foregoing instrument was acknowledge before me this 14th day of April, 2000, by Stephen H. Noble, III a/k/a Steve noble and Steven Noble, the Chief Financial Officer of MegaMedia Networks, Inc., a Delaware corporation, on behalf of the corporation, who is ____ personally known to me or who produced the following as identification:

                                         ________________________________
                                         Notary Public

                                         PRINT NAME OF NOTARY